China Education Alliance Announces Million Managers Training Program
at Zhonghe Business Institute

Harbin, China, February 3, 2009 - China Education Alliance, Inc. (OTC Bulletin Board: CEUA) (“China Education Alliance” or “The Company”), a leading distributor of educational resources, offering high quality programs and training both through online networks and on-site training centers in the People’s Republic of China, today announced the official launch of the Million Managers Training Program at the Zhonghe Business Institute in Beijing. The opening ceremony and press conference were successfully held at The National Vocational Education Training Center on December 18, 2008.

During the press conference, Mr. Xiqun Yu, CEO of China Education Alliance introduced the Million Managers Training Program to guests and journalists. He said that the Chinese government’s main focus was to promote China’s economic growth. In order to achieve this goal, China needed to build a pool of talented business managers. China Education Alliance, as a leading education organization, founded the Zhonghe Business Institute and implemented the Million Managers Training Program, as China’s first management training program with the goal of upgrading management skills.  The program is supported by the China Industry University Research Institute Collaboration Association and the Asian Brand China Committee.  China Education Alliance, in association with the National Association of Vocational Education of China and Beijing Huayu Education Foundation, invited China’s most respected management gurus including: Cheng Siwei, Wu Jinglian, Fan Gang, Wen Yuankai and Yi Zhongtian to speak at the Million Managers Training Program. The topics presented are aimed to improve management skills, increase corporate profitability and sustain business development.

The opening ceremony was well attended by journalists from major media outlets in China including CCTV, People’s Daily and Guang Ming Daily. Mr. Xiqun Yu commented, “The Million Managers Training Program will have a positive impact for the growth of Chinese companies as well as the continuing improvement of Chinese enterprise training system.” Among the presenting open ceremony speakers were Mr. Xiqun Yu, Ms. Fang Dan, Deputy Secretary General of Beijing Huayu Education Foundation, Mr. Liu Ying, Secretary General of Asian Brand China Committee, Ms. Liang Ming, Executive President of China Association of Planning, Mr. Li Guang, Executive Director of Zhonghe Business Institute and Million Managers Training Program, and Mr. Xie Yawei, Training Director of New Oriental Education & Tech Group.

About China Education Alliance, Inc.:
China Education Alliance, Inc. is a fast growing, leading China-based company offering high-quality education resources and services to students ages 7 to 18 and adults ages 18+. For students ages 7 to 18, China Education Alliance, Inc. offers supplemental online exam-oriented training materials and on-site exam-oriented training and tutoring services. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam orientated resources and on-site tutoring is to help Chinese students ages 7 to 18 to pass the two most important, and highly competitive exams in their educational career: senior high school entrance exam and college entrance exam. For graduates and professionals age 18+, China Education Alliance provides vocational training including IT and Accounting training programs. In addition, as of April 2008, the Company has acquired 70% of the "World Exchange College of Language" English training business, headquartered in Toronto with sites expanding across China. Their comprehensive English programs are designed to assist graduates and professionals in learning the English language, both written and conversational in order to better able them to work for a foreign corporation or work-study abroad. For more information about CEUA, please visit http://www.chinaeducationalliance.com ..

Safe Harbor Statement:
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company’s planned expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company’s products, changes to government regulations, risk associated with operation of the Company’s new facilities, risk associated with large scale implementation of the company’s business plan, the ability to attract new customers, ability to increase its product’s applications, cost of raw materials, downturns in the Chinese economy, the adoption by consumers of its new game business, the unproven advertising model that is dependent on attracting a large game user base, and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release; readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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Company Contact: Ms. Susan Liu Chief Financial Officer China Education Alliance, Inc. Tel: +001-778-388-8513 Email: susan@edu-chn.com	Investor Relations Contact: Linda Ni The Ruth Group Tel: +646-536-7013 Email: lni@theruthgroup.com